EXHIBIT 99.1

Edge Petroleum Announces Third Quarter 2008 Financial Results

HOUSTON, Nov. 10, 2008 (GLOBE NEWSWIRE) -- Edge Petroleum Corporation (Nasdaq:EPEX) (Nasdaq:EPEXP) today reported financial results for the quarter and year-to-date periods ended September 30, 2008 as follows:

 * Production for the third quarter of 2008 was 4.0 Bcfe, averaging
   43.5 MMcfe per day. Production for the nine months ended
   September 30, 2008 totaled 13.7 Bcfe, averaging 49.9 MMcfe per day.
 * Third quarter 2008 results were impacted by our mark-to-market derivative contracts. A non-cash net unrealized pre-tax derivative gain of $75.7 million is included in total revenue for the three-months ended September 30, 2008.  Year-to-date, our non-cash net unrealized pre-tax derivative gain totaled $8.4 million.
 * Realized cash settlements paid to our counterparties on our derivative contracts totaled $12.2 million in the third quarter of 2008 and $30.9 million year-to-date.
 * We recorded an impairment of our oil and natural gas properties of $129.5 million ($84.2 million, net of tax) in the third quarter of 2008. Approximately 87% of the decrease in the present value of our future net revenues attributed to proved reserves was the result of declines in commodity prices from June 30, 2008 to
   September 30, 2008, which contributed to the impairment at
   September 30, 2008.
 * Our quarterly net loss to common stockholders was $42.1 million, or $1.47 basic and diluted loss per share.  For the nine months ended September 30, 2008, we reported a net loss to common stockholders of $90.2 million, or $3.15 basic and diluted loss per share.  These losses include the significant impact of our impairment of oil and natural gas properties that was recorded at
   September 30, 2008.

Third quarter production for 2008 was 4.0 Bcfe as compared to 6.2 Bcfe for the same period in 2007. Normal production declines and decreased reinvestment in replacing production as compared to historical levels contributed to the overall decline in production volumes. We also experienced a loss of production in the current year from properties sold in the first quarter of 2008 that contributed production of approximately 2.0 MMcfe per day, as well as the impact from the effects of Hurricane Ike, which resulted in a modest average third quarter curtailment of approximately 0.4 MMcfe per day. Edge has been operating under a reduced reinvestment program while we have been engaged in our strategic alternative evaluation process. During the first nine months of 2008, we drilled 20 wells as compared to 38 wells in the comparable prior-year period.

A summary of our third quarter and nine month year-to-date results is shown below:

                                                    Nine Months Ended
                                                    ----------------
                                     Third Quarter      Sept. 30,
                                     -------------      ---------
                                         2008             2008
                                         ----             ----
 Production, Bcfe                          4.0             13.7
 Percent Gas                                70%              70%
 Operating Costs Structure, $ per Mcfe
 -------------------------------------
 Oil and Gas Operating Expenses          $1.01            $0.91
 Severance and Ad Valorem Taxes          $0.67            $0.59
 G&A (1)                                 $1.45            $0.99
 Depletion                               $5.41            $5.11

 (1) Assumes exclusion of non-cash share-based compensation costs for restricted stock amortization and bad debt expense.

Below is a recap of net income (loss) available to common stockholders and pro forma net income (loss) available to common stockholders, which excludes the impact of unrealized derivative activity and the impairment of oil and natural gas properties:

                             Three Months Ended     Nine Months Ended
                                September 30,         September 30,
                            -------------------   -------------------
                              2008       2007       2008       2007
                            --------   --------   --------   --------
                                         (in thousands)
 Net income (loss)
  available to common
  stockholders              $(42,076)  $  3,960   $(90,211)  $  5,365
   Add:
 Unrealized derivative
  (gain) loss (1)            (75,711)    (3,494)    (8,402)     7,968
 Impairment of oil
  and natural gas
  properties (2)             129,520         --    129,520         --
                            --------   --------   --------   --------
   Total adjustments          53,809     (3,494)   121,118      7,968
 Tax impact                  (18,833)     1,223    (42,391)    (2,789)
                            --------   --------   --------   --------
  Net adjustments             34,976     (2,271)    78,727      5,179
                            --------   --------   --------   --------

 Pro forma net income
  (loss) available to
  common stockholders       $ (7,100)  $  1,689   $(11,484)  $ 10,544
                            ========   ========   ========   ========

 (1) This information is provided because management believes exclusion of the impact of our unrealized derivatives not
     accounted for as cash flow hedges (tax adjusted) will help investors compare results between periods and identify operating trends that could otherwise be masked by these items and to highlight the impact that commodity price volatility has on our results.
 (2) This information is provided because management believes exclusion of the impairment (tax adjusted) will help investors compare results between periods and identify operating trends that could otherwise be masked by the impact of the impairment.
     This information also further highlights the impact that
     commodity price volatility may have on our results because of the effect of commodity prices on our full cost ceiling test impairment evaluation.

Net cash flow provided by operating activities before working capital changes for the third quarter of 2008 totaled $16.2 million, compared with $31.0 million in the prior-year period. See the attached schedule for a reconciliation of net cash flow provided by operating activities to net cash flow provided by operating activities before working capital changes.

Debt at September 30, 2008 was $239.0 million as compared to $240.0 million at September 30, 2007 and $260.0 million at December 31, 2007. Our debt-to-capital ratio at September 30, 2008 was 40.8%.

In the normal course of business we enter into derivative contracts, including commodity price collars, swaps and floors, to seek to hedge or mitigate our exposure to commodity price movements. In early September, we entered into a reverse collar contract to reduce our natural gas overhedge for the fourth quarter of 2008. Subsequent to third quarter-end 2008, we entered into a new crude oil swap contract for 800 Bbl per day for November and December 2008 production at $65.75 per Bbl. This contract is a reverse swap intended to offset a portion of the volumes that are currently overhedged by the crude oil swap already in place and thereby reducing our exposure to significant increases in crude oil prices. Our derivative contracts for 2008 and 2009 are shown in the table below.

                        2008 & 2009 DERIVATIVES
 ---------------------------------------------------------------------
                       Volumes     Price     Price
   Transaction         per Day     Floor (1)  Cap (1)      Term
 ---------------     ------------  -------   ------   ---------------
 Costless Collar     10,000 MMBtu   $ 7.50   $ 9.00   Jan-08   Dec-08
 Costless Collar     10,000 MMBtu   $ 7.50   $ 9.02   Jan-08   Dec-08
 Costless Collar     20,000 MMBtu   $ 7.50   $ 9.00   Jan-08   Dec-08
 Costless Collar (2) 10,000 MMBtu   $ 9.00   $ 7.50   Oct-08   Dec-08
 Costless Collar     10,000 MMBtu   $ 7.75   $10.00   Jan-09   Dec-09
 Costless Collar     10,000 MMBtu   $ 7.75   $10.08   Jan-09   Dec-09

 Costless Swap        1,500 Bbl     $66.00   $66.00   Jan-08   Dec-08
 Costless Swap   (3)    800 Bbl     $65.75   $65.75   Nov-08   Dec-08
 Costless Collar        300 Bbl     $70.00   $93.55   Jan-09   Dec-09

 (1) All natural gas prices are settled monthly at NYMEX Natural Gas
     Index and crude oil prices are settled at West Texas
     Intermediate Light Sweet Crude Oil Index.
 (2) This contract is a reverse collar intended to offset the overhedge natural gas position for the fourth quarter of 2008.
 (3) This contract is a reverse swap intended to offset the overhedge crude oil position for November and December 2008.

On October 22, 2008, Edge announced its intentions to adjourn its annual meeting of shareholders scheduled for October 23, 2008. The Company further stated it would reconvene the meeting on December 4, 2008 and would provide updated information with respect to the merger for shareholder review in advance of the reconvened meeting. Edge and Chaparral Energy, Inc. ("Chaparral"), a privately held company, continue to work diligently to bring closure to the previously announced merger. Through the merger, Chaparral will become a publicly traded company.

Edge will host a conference call and webcast on Monday, November 10, 2008 at 1:30 p.m. CST, to discuss operations and financial results. Interested parties may participate by calling Toll Free: (877) 719-9799, or Toll: (719) 325-4827, using conference ID: 4953642, or logging onto the web at http://investor.shareholder.com/media/eventdetail.cfm?mediaid=34169&c=EPEX&mediakey=1C9E090855E6D8713C4608478712FF78&e=0.

Additional Information and Where to Find It

In connection with the proposed merger with Chaparral, Edge and Chaparral have filed materials relating to the transaction with the Securities and Exchange Commission ("SEC"), including a prospectus of Chaparral and a definitive proxy statement of Edge. INVESTORS AND SECURITY HOLDERS OF EDGE ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER MATERIALS REGARDING THE PROPOSED MERGER WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT EDGE, CHAPARRAL AND THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the definitive proxy statement, which is available now, and other documents containing information about Edge and Chaparral, without charge, at the SEC's web site at www.sec.gov. Investors and security holders may also obtain information with respect to Edge through its web site at www.edgepet.com. Copies of Edge's SEC filings may also be obtained for free by directing a request to Investor Relations, Edge Petroleum Corporation, (713) 654-8960. Copies of Chaparral's SEC filings may also be obtained for free by directing a request to Investor Relations, Chaparral Energy, Inc., (405) 478-8770.

Participants in Solicitation

Edge and Chaparral and their respective directors, executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies from Edge's common stockholders in respect of the merger. Information about these persons can be found in Edge's Form 10-K/A as filed with the SEC on April 29, 2008 and Form 8-K filed with the SEC on July 15, 2008 and Chaparral's Form 10-K as filed with the SEC on March 31, 2008. Additional information about the interests of such persons in the solicitation of proxies in respect of the merger is included in the definitive proxy statement that has been filed with the SEC in connection with the proposed transaction.

Edge Petroleum Corporation is a Houston-based independent energy company that focuses its exploration, production and marketing activities in selected onshore basins of the United States. Edge common stock and preferred stock are listed on the NASDAQ Global Select Market under the symbols "EPEX" and "EPEXP," respectively.

The Edge Petroleum Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3537

Statements regarding the merger (including the benefits, results, effects and timing thereof), whether and when the transactions contemplated by the merger agreement will be consummated, stockholder and regulatory approvals, free cash flow, debt levels, capital programs, hedging levels, anticipated production, prices, including future oil and gas prices, price risk management and other statements that are not historical facts, contain predictions, estimates and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that its goals will be achieved. Important factors that could cause actual results to differ materially from those included in the forward-looking statements include failure to receive the approval of Edge's common stockholders and regulatory agencies, the failure to satisfy the conditions to the closing of the merger, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, increased costs and delays attributable to oilfield services and equipment, government regulation, effects and risks of acquisitions, the ability of the Company to meet its stated business goals, effects and results of the proposed merger with Chaparral, actions by third parties, market conditions, future financial and other results, and other factors detailed in Risk Factors and other sections of the Company's most recent Form 10-K and other filings with the SEC.

 EDGE PETROLEUM CORPORATION
 CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
 --------------------------------------------------------------------

                             Three Months Ended     Nine Months Ended
                                September 30,         September 30,
                            -------------------   -------------------
                              2008       2007       2008       2007
                            -----------------------------------------
 OIL AND NATURAL               (in thousands, except per share
  GAS REVENUE:                         amounts and prices)
   Oil and natural gas
    sales                   $ 43,136   $ 42,045   $139,212   $128,645
   Gain (loss) on
    derivatives               63,505      6,139    (22,452)    (3,676)
                            --------   --------   --------   --------
     Total revenue           106,641     48,184    116,760    124,969
                            --------   --------   --------   --------
 OPERATING EXPENSES:
   Oil and natural gas
    operating expenses         4,039      4,525     12,452     11,953
   Severance and ad valorem
    taxes                      2,654      3,755      8,136      9,951
   Depletion, depreciation,
    amortization and
    accretion                 21,874     23,815     70,767     63,421
   Impairment of oil and
    natural gas properties   129,520         --    129,520         --
   General and
    administrative expense     6,380      4,269     15,592     14,199
                            --------   --------   --------   --------
     Total operating
      expenses               164,467     36,364    236,467     99,524
                            --------   --------   --------   --------

 OPERATING INCOME (LOSS)     (57,826)    11,820   (119,707)    25,445

 OTHER INCOME AND EXPENSE:
   Interest income                82        109        174        288
   Interest expense, net of
    amounts capitalized       (2,815)    (2,201)    (9,323)    (7,891)
   Amortization of deferred
    loan costs                  (239)      (242)      (717)      (738)
   Gain on ARO settlement         74         --         83         --
                            --------   --------   --------   --------
 INCOME (LOSS) BEFORE
  INCOME TAXES               (60,724)     9,486   (129,490)    17,104

 INCOME TAX BENEFIT(EXPENSE)  20,714     (3,460)    45,478     (6,229)
                            --------   --------   --------   --------

 NET INCOME (LOSS)           (40,010)     6,026    (84,012)    10,875

 Preferred Stock Dividends    (2,066)    (2,066)    (6,199)    (5,510)
                            --------   --------   --------   --------
 NET INCOME (LOSS)
  AVAILABLE TO COMMON
  STOCKHOLDERS              $(42,076)  $  3,960   $(90,211)  $  5,365
                            ========   ========   ========   ========

 BASIC EARNINGS (LOSS)
  PER SHARE                 $  (1.47)  $   0.14   $  (3.15)  $   0.20
                            ========   ========   ========   ========

 DILUTED EARNINGS (LOSS)
  PER SHARE (1)             $  (1.47)  $   0.14   $  (3.15)  $   0.19
                            ========   ========   ========   ========

 BASIC WEIGHTED AVERAGE
  NUMBER OF COMMON SHARES
  OUTSTANDING                 28,690     28,523     28,636     27,300
                            ========   ========   ========   ========

 DILUTED WEIGHTED AVERAGE
  NUMBER OF COMMON SHARES
  OUTSTANDING (1)             28,690     28,859     28,636     27,577
                            ========   ========   ========   ========

 Production:
   Gas - MMcf                  2,789      4,365      9,604     13,623
   Natural gas liquids
    (NGL) - MBbls                132        187        449        433
   Oil - MBbls                    68        124        230        350
     Gas Equivalent - MMcfe    3,989      6,228     13,678     18,319

 Realized Product Prices:
   Gas - $ per Mcf (2)      $  27.86   $   7.93   $   7.98   $   6.83
   NGL - $ per Bbl          $  64.53   $  38.93   $  55.35   $  35.38
   Oil - $ per Bbl (3)      $ 301.16   $  51.21   $  66.49   $  47.72
     Gas Equivalent - $
      per Mcfe (4)          $  26.73   $   7.74   $   8.54   $   6.82

 Notes:
 ---------------------------------------------------------------------
 (1) A net loss from continuing operations was experienced in 2008, and therefore, no potential common shares are included in the calculation of diluted per share amounts because the effect would be antidilutive. In all periods presented, the effect of converting our Series A cumulative convertible perpetual
     preferred stock is excluded because it would be antidilutive.
 (2) The average realized price, excluding unrealized derivative gains and losses related to our natural gas derivative
     contracts, was $7.66 per Mcf and $7.99 per Mcf for the three-
     and nine-month periods ended September 30, 2008, respectively.
     The average realized price, excluding unrealized derivative gains and losses related to our natural gas derivative
     contracts, was $6.55 per Mcf and $6.92 per Mcf for the three-
     and nine-month periods ended September 30, 2007, respectively.
 (3) The average realized price, excluding unrealized derivative gains and losses related to our oil derivative contracts, was
     $15.55 per barrel and $29.64 per barrel for the three- and nine-month periods ended September 30, 2008, respectively. The average realized price, excluding unrealized derivative gains and losses related to our oil derivative contracts, was $71.57 per barrel and $66.89 per barrel for the three- and nine-month periods ended September 30, 2007, respectively.
 (4) The average realized price, excluding unrealized derivative gains and losses related to our derivative contracts, was $7.75 per Mcfe and $7.92 per Mcfe for the three- and nine-month
     periods ended September 30, 2008, respectively. The average realized price, excluding unrealized derivative gains and
     losses related to our derivative contracts, was $7.18 per Mcfe and $7.26 per Mcfe for the three- and nine-month periods ended
     September 30, 2007, respectively.

 EDGE PETROLEUM CORPORATION
 Non-GAAP Disclosure Reconciliation
 --------------------------------------------------------------------

                             Three Months Ended    Nine Months Ended
                                September 30,         September 30,
                            -------------------   -------------------
                              2008       2007       2008       2007
                            -----------------------------------------
                                          (in thousands)
 Net cash flow provided
  by operating activities   $ 23,767   $ 33,131   $ 77,207   $ 98,572
 Changes in working
  capital accounts            (7,593)    (2,150)   (11,696)    (5,876)
                            --------   --------   --------   --------
 Net cash flow provided by
  operating activities
  before working capital
  changes                   $ 16,174   $ 30,981   $ 65,511   $ 92,696
                            ========   ========   ========   ========

 Note: Management believes that net cash flow provided by operating activities before working capital changes is relevant and
       useful information that is commonly used by analysts,
       investors and other interested parties in the oil and gas
       industry as a financial indicator of an oil and gas company's ability to generate cash used to internally fund exploration and development activities and to service debt. Net cash flow provided by operating activities before working capital
       changes is not a measure of financial performance prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") and should not be
       considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since net cash flow provided by operating activities before working capital changes is not a term defined by GAAP, it might not be
       comparable to similarly titled measures used by other
       companies.

CONTACT:  Edge Petroleum Corporation
          John W. Elias, Chief Executive Officer
          (713) 654-8960